Exhibit 99.1

FDA Acceptance of IND for Tyme to Begin Phase 2 Trial in Pancreatic Cancer

March 14, 2018 at 8:00 AM EDT

Initial Clinical Sites Expected to Open Over the Coming Weeks

NEW YORK, March 14, 2018 – Tyme Technologies, Inc. (NASDAQ:TYME) (“Tyme” or the “Company”) announced today that the U.S. Food and Drug Administration (“FDA”) has accepted its Investigational New Drug (“IND”) application allowing Tyme to initiate the planned Phase II clinical trial for SM-88 in pancreatic cancer. Tyme expects initial clinical sites to begin enrolling patients over the next few weeks.

“The acceptance of this IND represents an important accomplishment for our SM-88 clinical development program and we hope to build upon the encouraging results previously observed in SM-88 treated pancreatic cancer patients.” said Tyme CEO Steven Hoffman. “We have been aggressively preparing for this trial and interest from well beyond the 35 planned sites for the trial.”

Tyme is also evaluating SM-88 in an ongoing Phase II clinical trial for the treatment of prostate cancer, under a separate IND, with final data from that trial expected around year-end 2018.

About Tyme Technologies

Tyme Technologies, Inc. is a clinical-stage biotechnology company developing cancer therapeutics that are intended to be broadly effective across tumor types, while having a low toxicity profile. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress and exposure to the body’s natural immune system. The Company’s lead clinical program, SM-88, is a novel combination therapy currently in Phase II development for prostate cancer, and the Company is preparing to initiate an additional Phase II clinical trial in pancreatic cancer.

Forward-Looking Statements/Disclosure Notice

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88), their clinical potential and non-toxic safety profiles, our drug development plans and strategies, our completed studies, ongoing and planned clinical trials, preliminary data results and the therapeutic design and mechanisms of our drug candidates; and readers can identify forward-looking statements by sentences or passages involving the use of terms such “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” or “anticipates,” and similar words (including their use in the negative) or by discussions of future matters such as the development of new products, technology enhancements, possible collaborations, the timing, scope and objectives of our planned clinical trials, funding plans and planned uses of proceeds, and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Tyme’s control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, that the information is of a preliminary nature and may be subject to change; uncertainties inherent in research and development, including the ability to achieve clinical study start and completion dates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final Phase II data may differ from prior study data or preliminary Phase II data; final results of additional clinical trials that may be different from the preliminary data analysis and may not support further clinical development; that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; competitive developments; and the factors described in the section captioned “Risk Factors” of Tyme’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 12, 2017, as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission (available at www.sec.gov). The data analyses discussed above are not necessarily predictive of future patient or clinical data outcomes.

Contact

Tyme Technologies, Inc.

Jonathan Eckard

Chief Scientific Affairs Officer

jon.eckard@tymeinc.com

LifeSci Advisors

Investors

Ashley Robinson

arr@lifesciadvisors.com

617-775-5956